EXHIBIT 16.1

May 8, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of Diamond S Shipping Inc.’s Form 8-K dated May 8, 2019, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE CERTIFIED PUBLIC ACCOUNTANTS S.A.